                                                                EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As Independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in U.S. Foodservice's (formerly JP Foodservice, Inc.) Form 10-K dated September 29, 1999 and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, PA

December 22, 1999